EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2023
•Reports Q1 2023 total revenues of $165M, above the prior guidance range, net loss of $183M and adjusted EBITDA of negative $101M
•Updates FY 2023 guidance and provides initial Q2 2023 guidance

GAITHERSBURG, Md., May 9, 2023—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the first quarter ended March 31, 2023. Among the highlights, Emergent has received from the U.S. government Notices of Intent to Purchase medical countermeasures to combat smallpox and botulism. Further, the Company expects to reach a deal with its lenders to amend and extend the terms of its debt obligations.
"Since the beginning of the year, we have taken strategic actions to stabilize and strengthen our core businesses to create sustainable, long-term value for all our stakeholders," said Robert G. Kramer, president and CEO of Emergent BioSolutions. “The impending sale of our travel health business, notices of intent from the U.S. government to procure medical countermeasures, productive conversations with our lenders, and the anticipated launch of over-the-counter Narcan® Nasal Spray later this summer all help build momentum for the rest of 2023 and beyond.”

FINANCIAL HIGHLIGHTS (1)
Q1 2023 vs. Q1 2022

($ in millions, except per share amounts)	Q1 2023	Q1 2022	% Change
Total Revenues	$165.1	$307.5	(46)%
Net Loss	$(183.0)	$(3.7)	*
Net Loss per Diluted Share	$(3.65)	$(0.07)	*
Adjusted Net Income (Loss) (2)	$(158.8)	$9.1	*
Adjusted Net Income (Loss) (2) per Diluted Share	$(3.17)	$0.18	*
Adjusted EBITDA (2)	$(100.8)	$36.0	*
Gross Margin %	2%	48%	NM
Adjusted Gross Margin % (2)	4%	48%	NM
* % change is greater than +/- 100%
NM - Not Meaningful
SELECT Q1 2023 AND OTHER RECENT BUSINESS UPDATES
•Received from the U.S. government Notices of Intent to Procure ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live), VIGIV [Vaccinia Immune Globulin Intravenous (Human)], and BAT® [Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) - (Equine)], medical countermeasures that help address the threat of smallpox and botulism, for inclusion in the Strategic National Stockpile
•Announced U.S. Food and Drug Administration ("FDA") approval of NARCAN® (naloxone HCl) Nasal Spray 4 mg as an over-the-counter ("OTC") emergency treatment for known or suspected opioid overdose
•Announced an agreement to sell the travel health business to Bavarian Nordic for up to $380 million, including $270 million upfront

Q1 2023 FINANCIAL PERFORMANCE (1)
Revenues
Beginning in 2023, the Company is revising the categories used in discussing product/service level revenues. The new categories are:
•Anthrax MCM — comprises potential contributions from AV7909, BioThrax, Anthrasil and raxibacumab
•NARCAN — comprises contributions from NARCAN Nasal Spray
•Smallpox MCM — comprises potential contributions from ACAM2000, VIGIV and Tembexa
•Other Products — includes potential contributions from BAT, RSDL, Trobigard, Vaxchora and Vivotif
•CDMO — comprises service and lease revenues from the contract development and manufacturing business

($ in millions)	Q1 2023	Q1 2022	% Change
Product sales, net (3):
•Anthrax MCM	$21.9	$109.4	(80)%
•NARCAN	$100.4	$93.1	8%
•Smallpox MCM	$7.2	$23.3	(69)%
•Other Products	$13.9	$11.3	23%
Total product sales, net	$143.4	$237.1	(40)%
Contract development and manufacturing ("CDMO"):
•Services	$13.4	$51.8	(74)%
•Leases	$1.8	$9.0	(80)%
Total CDMO	$15.2	$60.8	(75)%
Contracts and grants	$6.5	$9.6	(32)%
Total revenues	$165.1	$307.5	(46)%
Product Sales, net
Anthrax MCM
For Q1 2023, revenues from Anthrax MCM decreased $87.5 million as compared with Q1 2022. The decrease was primarily due to timing of sales related to AV7909 (Anthrax Vaccine Adsorbed, Adjuvanted) and BioThrax® (Anthrax Vaccine Adsorbed) during Q1 2022, partially offset by an increase in Anthrasil® [Anthrax Immune Globulin Intravenous (human)] sales.
NARCAN
For Q1 2023, revenues from NARCAN increased $7.3 million as compared with Q1 2022. The increase was primarily driven by an increase in branded NARCAN sales as well as an increase in Canadian public sales, partially offset by a reduction in commercial retail sales in the U.S.
Smallpox MCM
For Q1 2023, revenues from Smallpox MCM decreased $16.1 million as compared with Q1 2022. The decrease was primarily due to the timing of ACAM2000 international sales during Q1 2022.
Other Products
For Q1 2023, revenues from other product sales increased $2.6 million as compared with Q1 2022. The increase was primarily due to higher Vivotif® (Typhoid Vaccine Live Oral Ty21a) and Vaxchora® (Cholera Vaccine, Live, Oral) product sales, partially offset by decreases in RSDL® (Reactive Skin Decontamination Lotion Kit) and BAT product sales.

CDMO
CDMO Services
For Q1 2023, revenues from contract development and manufacturing services decreased $38.4 million as compared with Q1 2022. The decrease was primarily due to $19.2 million less of revenue related to reduced production activities at the Company's Bayview facility as a result of a halt in manufacturing under the Janssen contract in 2022. Additionally, the decrease also reflects reduced production at the Company's Camden facility. The decreases were slightly offset by an increase in production at the Company's Canton facility.
CDMO Leases
For Q1 2023, revenues from contract development and manufacturing leases decreased $7.2 million as compared with Q1 2022. The decrease was primarily due to a reduction of lease revenues related to the Janssen contract termination.
Contracts and Grants
For Q1 2023, revenues from contracts and grants decreased $3.1 million as compared with Q1 2022. The decrease was primarily due to the conclusion of COVID-19 related studies in Q4 2022.
Operating Expenses

($ in millions)	Q1 2023	Q1 2022	% Change
Cost of product sales	$102.9	$80.3	28%
Cost of CDMO	$52.2	$75.6	(31)%
Research and development ("R&D")	$40.6	$46.4	(13)%
Selling, general and administrative	$100.5	$84.8	19%
Amortization of intangible assets	$17.0	$14.0	21%
Total operating expenses	$313.2	$301.1	4%
Cost of Product Sales
For Q1 2023, cost of product sales increased $22.6 million as compared with Q1 2022. The increase was primarily due to lower overhead absorption coupled with higher allocations of product COGS at the Bayview facility, partially offset by lower period costs at our Bern facility and lower NARCAN royalty fees.
Cost of CDMO
For Q1 2023, cost of CDMO decreased $23.4 million as compared with Q1 2022. The decrease was primarily due to reduced production activities across the CDMO network of manufacturing sites in Q1 2023 compared to Q1 2022 resulting in decreased raw materials consumption, partially offset by increased costs at our Camden facility for additional investments in quality enhancement and improvement initiatives and increased costs associated with production activities at the Company's Canton Facility.
Research and Development (2)
For Q1 2023, R&D expenses decreased $5.8 million as compared with Q1 2022. The decrease was primarily due to a reduction in R&D spend related to the next phase of the development program for the chikungunya vaccine candidate CHIKV VLP; this development program will be included in the sale of the Travel Health business to Bavarian Nordic, first announced in February 2023. Net of contracts and grants revenue, which consists primarily of reimbursements against development investments, adjusted research and development expenses were $34.1 million for Q1 2023.
Selling, General and Administrative
For Q1 2023, selling, general and administrative expenses increased $15.7 million as compared with Q1 2022. The increase was primarily due to higher professional services fees and severance costs related to our 2023 Restructuring Plan discussed further below.

Restructuring Expense
During Q1 2023, the Company incurred restructuring expense in connection with an organizational restructuring plan (the “2023 Plan”) announced on January 9, 2023. The Company incurred approximately $9.7 million in charges in connection with the 2023 Plan during Q1 2023. These charges consist primarily of charges related to employee transition, severance payments and employee benefits. All activities related to the 2023 Plan were substantially completed during the first quarter of 2023.
Capital Expenditures

($ in millions)	Q1 2023	Q1 2022	% Change
Capital expenditures	$15.1	$32.2	(53)%
Capital expenditures as a % of total revenues	9%	10%	(100) bps
For Q1 2023, gross capital expenditures decreased largely due to lower product development activities, including our chikungunya facility redesign project.

Segment Information
The Company manages the business with a focus on two reportable segments. Our Products segment, which includes the Anthrax MCM products, NARCAN products, Smallpox MCM products and Other products, and our Services segment consisting of our CDMO services. The Company evaluates the performance of these reportable segments based on revenue and Adjusted Gross Margin, which is a non-GAAP financial measure. Segment revenue includes external customer sales, but does not include inter-segment services. The Company does not allocate contracts and grants, R&D, SG&A, amortization of intangible assets, interest and other income (expense) or taxes to its evaluation of the performance of these segments.

($ in millions)	Products			Services
	Three Months Ended March 31,			Three Months Ended March 31,
	2023	2022	% Change	2023	2022	% Change
Revenues	$143.4	$237.1	(40)%	$15.2	$60.8	(75)%

Cost of sales	$102.9	$80.3	28%	$52.2	$75.6	(31)%
Less: Changes in fair value of contingent consideration	$1.5	$0.5	*	$—	$—	NM
Less: Restructuring costs	$2.0	$—	NM	$—	$—	NM
Adjusted cost of sales **	$99.4	$79.8	25%	$52.2	$75.6	(31)%

Gross margin ***	$40.5	$156.8	(74)%	$(37.0)	$(14.8)	*
Gross margin % ***	28%	66%	NM	(243)%	(24)%	NM

Adjusted gross margin ****	$44.0	$157.3	(72)%	$(37.0)	$(14.8)	*
Adjusted gross margin % ****	31%	66%	NM	(243)%	(24)%	NM
* % change is greater than +/- 100%
** Adjusted cost of sales, which is a non-GAAP financial measure, is calculated as cost of sales less restructuring costs, and other special items and non-cash items related to changes in fair value of contingent consideration. See “Reconciliation of Non-GAAP Measures” for the reconciliation of this non-GAAP measure to the most closely related GAAP financial measure.
*** Gross margin is calculated as revenues less cost of sales. Gross margin % is calculated as gross margin divided by revenues.
**** Adjusted gross margin, which is a non-GAAP financial measure, is calculated as revenues less Adjusted cost of sales. Adjusted gross margin %, which is a non-GAAP financial measure, is calculated as Adjusted gross margin divided by revenues. See “Reconciliation of Non-GAAP Measures” for the reconciliation of this non-GAAP measure to the most closely related GAAP financial measure.

NM - Not Meaningful
For Q1 2023, Product gross margin and Product adjusted gross margin decreased $116.3 million and $113.3 million, respectively, as compared with Q1 2022. The decrease in Product gross margin and Product adjusted gross margin was primarily due to decreased sales volumes and increases in costs related to lower overhead absorption combined with a less favorable sales mix weighted more heavily towards lower margin products.
For Q1 2023, Services gross margin and Services adjusted gross margin decreased $22.2 million and $22.2 million, respectively, as compared with Q1 2022. The decreases are primarily due to reduced production activities across our CDMO network including the halt in manufacturing under the Janssen contract and the decrease in margins at the Company's Camden facility due to additional investments in quality enhancement and improvement initiatives.

2023 FINANCIAL FORECAST
The Company provides the following updated financial forecast for the full year 2023 and Q2 2023, in both instances reflecting management's expectations based on the most current information available, and taking into account the actual performance in Q1 2023.
Full Year 2023

METRIC ($ in millions)	Updated Range (as of 05/09/23)	Action	Previous Range (as of 02/27/23)
Total Revenues	$1,100 - $1,200	UNCHANGED	$1,100 - $1,200
Net Loss	$(185) - $(135)	REVISED	$(180) - $(130)
Adjusted Net Loss (2)	$(85) - $(35)	REVISED	$(80) - $(30)
Adjusted EBITDA (2)	$100 - $150	REVISED	$75 - $125
Adjusted Gross Margin % (2)	39% - 42%	REVISED	41% - 44%

Product/Service Level Revenue
•Anthrax MCM	$260 - $280	UNCHANGED	$260 - $280
•NARCAN	$360 - $380	REVISED	$290 - $310
•Smallpox MCM	$235 - $255	UNCHANGED	$235 - $255
•Other Products	$120 - $140	REVISED	$165 - $185
•CDMO	$90 - $110	REVISED	$115 - $135
The 2023 financial forecast reflects the following key considerations.
•OVERALL — Reflects the impact of the previously announced sale of the Travel Health business to Bavarian Nordic, which is anticipated to close in the second quarter.
•Total Revenues — Unchanged, reflecting the neutral impact of the overall updates across all sources of revenues.
•Anthrax MCM — Unchanged, reflecting assumptions that have remained constant regarding procurement and delivery of the Company's related products to the U.S. and allied governments.
•NARCAN — Revised, primarily reflecting robust demand from the U.S. PIP (public interest) channel and Canadian market.
•Smallpox MCM — Unchanged, reflecting assumptions that have remained constant regarding procurement and delivery of the Company's related products to the U.S. and allied governments.
•Other Products — Revised, reflecting the removal of the Travel Health products, Vaxchora and Vivotif, following the anticipated completion of the divestiture of this business.
•CDMO — Revised, reflecting the impact of recent changes to customer requirements for COVID-related products coupled with continued remediation costs and investments to improve quality and compliance across the Company's manufacturing network.
•Adjusted Net Loss — Revised, reflecting the impact of higher NARCAN sales and the Travel Health business divestiture, offset by lower CDMO revenues and an increase in the tax valuation allowance.
•Adjusted EBITDA — Revised, reflecting the impact of higher NARCAN sales and the Travel Health business divestiture, offset by lower CDMO revenues.
•Adjusted Gross Margin — Revised, reflecting the impact of overall revenue mix.

Q2 2023

METRIC ($ in millions)	Initial Range (as of 05/09/23)
Total Revenues	$210 - $230

FOOTNOTES
(1) All financial information incorporated within this release is unaudited.
(2) See "Reconciliation of Non-GAAP Measures" and the reconciliation tables for the definitions and reconciliations of these non-GAAP financial measures to the most closely related GAAP financial measures.
(3) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts in accordance with U.S. generally accepted accounting principles.

CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm eastern time today, May 9, 2023, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:
By phone
Advance registration is required.
Visit https://register.vevent.com/register/BIc8d797bf092b4802982a749c6726584d to register and receive an email with the dial-in number, passcode and registrant ID.
By webcast
Visit https://edge.media-server.com/mmc/p/56dmjc98.
A replay of the call can be accessed from the Emergent website.
ABOUT EMERGENT BIOSOLUTIONS INC.
At Emergent, our mission is to protect and enhance life. We develop, manufacture, and deliver protections against public health threats through a pipeline of innovative vaccines and therapeutics. For over 20 years, we’ve been at work defending people from things we hope will never happen—so that we’re prepared just in case they ever do. We do what we do because we see the opportunity to create a better, more secure world. One where preparedness empowers protection from the threats we face. And peace of mind prevails. In working together, we envision protecting or enhancing 1 billion lives by 2030. For more information, visit our website and follow us on LinkedIn, Twitter, and Instagram.
RECONCILIATION OF NON-GAAP MEASURES
This press release contains financial measures (Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Shares, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted Gross Margin, Adjusted Gross Margin %, Adjusted Revenues, Adjusted Cost of Sales and Adjusted Research and Development Expenses) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. For its non-GAAP measures, the Company adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges or accounting changes. As needed, such adjustments are tax effected utilizing the federal statutory tax rate for the U.S., except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the

Company’s business. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliation of Net Loss and Net Loss per Diluted Share to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share," "Reconciliation of Net Loss to Adjusted EBITDA," "Reconciliation of Total Revenues to Adjusted Revenues, Cost of Sales to Adjusted Cost of Sales, and Gross Margin and Gross Margin % to Adjusted Gross Margin and Adjusted Gross Margin %," and "Reconciliation of Research and Development Expenses to Adjusted Research and Development Expenses" included at the end of this release.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding the future performance of the Company or our business strategy, future operations, future financial position, future revenues and earnings, projected costs, prospects, plans and objectives of management and the ongoing impact of the COVID-19 pandemic, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” should,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. You should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. You are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.
There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including, among others, the availability of USG funding for contracts related to procurement of our medical countermeasures, including AV7909 (Anthrax Vaccine Adsorbed (AVA), Adjuvanted), BioThrax® (Anthrax Vaccine Adsorbed) and ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live), among others, as well as contracts related to development of medical countermeasures; our ability to meet our commitments to quality and compliance in all of our manufacturing operations; our ability to negotiate additional USG procurement or follow-on contracts for our medical countermeasures products that have expired or will be expiring; the commercial availability, including the timing of availability, of over-the-counter NARCAN® (naloxone HCI) Nasal Spray; the impact of the generic marketplace on NARCAN® (naloxone HCI) Nasal Spray and future NARCAN sales; our ability to perform under our contracts with the USG, including the timing of and specifications relating to deliveries; our ability to provide CDMO services for the development and/or manufacture of product and/or product candidates of our customers at required levels and on required timelines; the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations; our ability to negotiate new CDMO contracts and the negotiation of further commitments related to the collaboration and deployment of capacity toward future commercial manufacturing under our existing CDMO contracts; our ability to collect reimbursement for raw materials and payment of services fees from our CDMO customers; the results of pending shareholder litigation and government investigations and their potential impact on our business; our ability to comply with the operating and financial covenants required by our senior secured credit facilities and the amended and restated credit agreement relating to such facilities, and our 3.875% Senior Unsecured Notes due 2028; our ability to refinance our senior secured credit facilities prior to their maturity in October 2023; the procurement of our product candidates by USG entities under regulatory authorities that permit government procurement of certain medical products prior to U.S. Food and Drug Administration marketing authorization, and corresponding procurement by government entities outside of the United States; the full impact of the COVID-19 pandemic on our markets, operations and employees as well as those of our customers and suppliers; the impact on our revenues from and duration of declines in sales of our vaccine products that target travelers due to the reduction of international travel caused by the COVID-19 pandemic; the ability of the Company and Bavarian Nordic to consummate the transactions contemplated under the agreement pursuant to which we agreed to sell our travel health business, to meet expectations regarding the conditions, timing and completion of the transactions, and to realize the potential benefits of the transactions; the impact of the organizational changes we announced in January 2023 on our business; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; the impact of cyber security incidents, including the risks from the interruption, failure or compromise of our information systems or those of our business partners, collaborators or other third parties; the success of our commercialization, marketing and manufacturing capabilities and strategy; and the accuracy of our estimates regarding future revenues, expenses, capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. When evaluating our forward-looking statements, you should consider this cautionary statement along with the risks identified in our reports filed with the SEC. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Investor Contact Robert Burrows Vice President, Investor Relations burrowsr@ebsi.com (240) 413-1917	Media Contact Matt Hartwig Senior Director, Media Relations mediarelations@ebsi.com

Emergent BioSolutions Inc.
Consolidated Balance Sheets
(unaudited, in millions, except per share data)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$430.2	$642.6
Accounts receivable, net	155.9	158.4
Inventories, net	367.9	351.8
Prepaid expenses and other current assets	41.7	57.9
Assets held for sale	225.6	—
Total current assets	1,221.3	1,210.7

Property, plant and equipment, net	716.8	817.6
Intangible assets, net	608.9	728.8
Goodwill	218.2	218.2
Other assets	184.6	191.3
Total assets	$2,949.8	$3,166.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$124.2	$103.5
Accrued expenses	21.3	34.9
Accrued compensation	56.8	88.3
Debt, current portion	950.7	957.3
Other current liabilities	25.2	45.9
Liabilities held for sale	37.5	—
Total current liabilities	1,215.7	1,229.9

Debt, net of current portion	447.7	448.5
Deferred tax liability	59.7	71.8
Other liabilities	24.1	33.4
Total liabilities	$1,747.2	$1,783.6

Stockholders’ equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200.0 shares authorized, 56.0 and 55.7 shares issued; 50.4 and 50.1 shares outstanding, respectively.	0.1	0.1
Treasury stock, at cost, 5.6 and 5.6 common shares, respectively	(227.7)	(227.7)
Additional paid-in capital	878.2	873.5
Accumulated other comprehensive income, net	1.0	3.1
Retained earnings	551.0	734.0
Total stockholders’ equity	$1,202.6	$1,383.0
Total liabilities and stockholders’ equity	$2,949.8	$3,166.6

Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2023	2022

Revenues:
Product sales, net	$143.4	$237.1
CDMO:
Services	13.4	51.8
Leases	1.8	9.0
Total CDMO revenues	15.2	60.8
Contracts and grants	6.5	9.6
Total revenues	165.1	307.5

Operating expenses:
Cost of product sales	102.9	80.3
Cost of CDMO	52.2	75.6
Research and development	40.6	46.4
Selling, general and administrative	100.5	84.8
Amortization of intangible assets	17.0	14.0
Total operating expenses	313.2	301.1

Income (loss) from operations	(148.1)	6.4

Other income (expense):
Interest expense	(17.9)	(8.2)
Other, net	4.9	(2.0)
Total other income (expense), net	(13.0)	(10.2)

Loss before income taxes	(161.1)	(3.8)
Income tax provision (benefit)	21.9	(0.1)
Net loss	$(183.0)	$(3.7)

Net loss per common share
Basic	$(3.65)	$(0.07)
Diluted	$(3.65)	$(0.07)

Shares used in computing net loss per share
Basic	50.2	50.7
Diluted	50.2	50.7

Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2023	2022
Operating Activities
Net loss	$(183.0)	$(3.7)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	6.8	9.9
Depreciation and amortization	34.6	30.9
Change in fair value of contingent obligations, net	1.5	0.5
Amortization of deferred financing costs	1.0	1.0
Deferred income taxes	(8.4)	1.9
Other	0.3	0.6
Changes in operating assets and liabilities:
Accounts receivable	1.8	93.7
Inventories	(29.6)	(50.1)
Prepaid expenses and other assets	(4.5)	(16.6)
Accounts payable	31.0	(14.7)
Accrued expenses and other liabilities	(14.7)	(51.0)
Accrued compensation	(25.3)	(32.2)
Income taxes receivable and payable, net	12.9	(5.5)
Contract liabilities	(8.4)	(2.0)
Net cash used in operating activities	(184.0)	(37.3)
Investing Activities
Purchases of property, plant and equipment	(15.1)	(32.2)
Net cash used in investing activities	(15.1)	(32.2)
Financing Activities
Purchases of treasury stock	—	(57.5)
Principal payments on term loan facility	(8.4)	(8.5)
Proceeds from stock-based compensation activity	—	0.5
Taxes paid for stock-based compensation activity	(2.1)	(5.0)
Net cash used in financing activities:	(10.5)	(70.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.2)	(0.3)
Net change in cash, cash equivalents and restricted cash excluding cash classified within assets held for sale	(209.8)	(140.3)
Add: Net change in cash, classified within current assets held for sale	(2.6)	—
Cash, cash equivalents and restricted cash, beginning of period	642.6	576.3
Cash, cash equivalents and restricted cash, end of period	$430.2	$436.0
Supplemental disclosure of cash flow information:
Cash paid for interest	$21.6	$11.7
Cash paid for income taxes	$16.7	$4.8
Supplemental information on non-cash investing and financing activities:
Purchases of property, plant and equipment unpaid at period end	$7.8	$13.3
Purchases of treasury stock unpaid at period end	$—	$1.3
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$430.2	$642.6
Cash and cash equivalents included in assets held for sale	2.6	—
Total	$432.8	$642.6

Reconciliation of Net Loss and Net Loss per Diluted Share to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share(1)

($ in millions, except per share value)	Three Months Ended March 31,
	2023	2022	Source
Net loss	$(183.0)	$(3.7)
Adjustments:
Non-cash amortization charges	18.0	15.1	Intangible Asset (IA) Amortization, Other Income
Changes in fair value of contingent consideration	1.5	0.5	Product COGS
Restructuring costs	9.7	—	Restructuring expense
Divestiture related costs	1.0	—	SG&A
Acquisition-related costs (transaction & integration)	0.1	0.4	SG&A
Tax effect	(6.1)	(3.2)
Total adjustments:	$24.2	$12.8
Adjusted net income (loss)	$(158.8)	$9.1
Net loss per diluted share	$(3.65)	$(0.07)
Adjustments:
Non-cash amortization charges	0.36	0.29	IA Amortization, Other Income
Changes in fair value of contingent consideration	0.03	0.01	Product COGS
Restructuring costs	0.19	—	Restructuring expense
Divestiture related costs	0.02	—	SG&A
Acquisition-related costs (transaction & integration)	—	0.01	SG&A
Tax effect	(0.12)	(0.06)
Total adjustments:	$0.48	$0.25
Adjusted net income (loss) per diluted share	$(3.17)	$0.18
Diluted shares used in computing adjusted net income (loss) per diluted share	50.2	50.7

($ in millions)	2023 Revised Full Year Forecast	Source
Net loss	$(185) - $(135)
Adjustments:
Non-cash amortization charges	$70	IA Amortization Other Income
Changes in fair value of contingent consideration	$3	Product COGS
Restructuring costs	$10	Restructuring expense
Acquisition-related costs (transaction & integration)	$32	SG&A
Inventory Step-up provision	$6	Product COGS
Divestiture related costs	$6	SG&A
Tax effect	($27)
Total adjustments:	$100
Adjusted net loss	$(85) - $(35)

Reconciliation of Net Loss to Adjusted EBITDA (1)

($ in millions)	Three Months Ended March 31,
	2023	2022
Net loss	$(183.0)	$(3.7)
Adjustments:
Depreciation & amortization	34.6	30.9
Income taxes	21.9	(0.1)
Total interest expense, net	13.4	8.0
Changes in fair value of contingent consideration	1.5	0.5
Restructuring costs	9.7	—
Divestiture related costs	1.0	—
Acquisition-related costs (transaction & integration)	0.1	0.4
Total adjustments	$82.2	$39.7
Adjusted EBITDA	$(100.8)	$36.0

($ in millions)	2023 Revised Full Year Forecast
Net loss	$(185) - $(135)
Adjustments:
Depreciation & amortization	$140
Income Taxes	18
Total interest expense, net	70
Changes in fair value of contingent consideration	3
Restructuring costs	10
Acquisition-related costs (transaction & integration)	32
Inventory Step-up provision	6
Divestiture related costs	6
Total adjustments	$285
Adjusted EBITDA	$100 - $150

Reconciliation of Total Revenues to Adjusted Revenues, Cost of Sales to Adjusted Cost of Sales, and Gross Margin and Gross Margin % to Adjusted Gross Margin and Adjusted Gross Margin % (1)

($ in millions)	Three Months Ended March 31,
	2023	2022
Total revenues	$165.1	$307.5
Contract and grants revenues	$(6.5)	$(9.6)
Adjusted revenues	$158.6	$297.9

Cost of product sales	$102.9	$80.3
Cost of contract development and manufacturing	$52.2	$75.6
Cost of product sales and cost of contract development and manufacturing services ("COGS")	$155.1	$155.9
Changes in fair value of contingent consideration	$(1.5)	$(0.5)
Restructuring costs	$(2.0)	$—
Adjusted COGS	$151.6	$155.4

Gross margin (adjusted revenues minus COGS)	$3.5	$142.0
Gross margin % (gross margin divided by adjusted revenues)	2%	48%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$7.0	$142.5
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	4%	48%

($ in millions)	2023 Revised Full Year Forecast
Total Revenues	$1,100 - $1,200
Contracts and Grants Revenues	$(35)
Adjusted Revenues	$1,065 - $1,165

COGS	$660 - $682
Changes in fair value of contingent consideration and Other Items	($10)
Adjusted COGS	$650 - $672

Gross margin (adjusted revenues minus COGS)	$405 - $483
Gross margin % (gross margin divided by adjusted revenues)	38% - 41%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$415 - $493
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	39% - 42%

Reconciliation of R&D Expenses and Adjusted R&D Expenses (1)

($ in millions)	Three Months Ended March 31,
	2023	2022
R&D expenses	$40.6	$46.4
Adjustments:
Contracts and grants revenue	$(6.5)	$(9.6)
Adjusted R&D expenses	$34.1	$36.8
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	158.6	$297.9
Adjusted R&D as % of Adjusted Revenue	22%	12%